EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-10153 of The Dial Corporation on Form S-8 of our report dated May 21, 2001, appearing in this Annual Report on Form 11-K of The Dial Corporation 401(k) Plan for the year ended December 31, 2000.

\s\ Deloitte & Touche LLP
Deloitte & Touche LLP

Phoenix, Arizona
May 21, 2001

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